Exhibit 11.
                       Pennsylvania Commerce Bancorp, Inc.
                       Computation of Net Income Per Share


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                               For the Quarter Ended June 30, 2004
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                                                        Income           Shares        Per Share
                                                                                        Amount
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
Basic Earnings Per Share:
Net income                                               $2,181,000
Preferred stock dividends                                  (20,000)
                                                           -------
Income available to common stockholders                   2,161,000         2,313,457       $0.93
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Effect of Dilutive Securities:
Stock Options                                                                 208,337
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $2,161,000         2,521,794       $0.86
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                             For the Six months Ended June 30, 2004
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                                                        Income           Shares        Per Share
                                                                                        Amount
--------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $4,109,000
Preferred stock dividends                                  (40,000)
                                                           -------
Income available to common stockholders                   4,069,000         2,307,508       $1.76
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Effect of Dilutive Securities:
Stock Options                                                                 209,456
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $4,069,000         2,516,964       $1.62
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                               For the Quarter Ended June 30, 2003
--------------------------------------------------------------------------------------------------
                                                        Income           Shares        Per Share
                                                                                        Amount
--------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $1,658,000
Preferred stock dividends                                  (20,000)
                                                           -------
Income available to common stockholders                   1,638,000         2,245,680       $0.73
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Effect of Dilutive Securities:
Stock Options                                                                 177,654
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,638,000         2,423,334       $0.68
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                             For the Six months Ended June 30, 2003
--------------------------------------------------------------------------------------------------
                                                        Income           Shares        Per Share
                                                                                        Amount
--------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $3,306,000
Preferred stock dividends                                  (40,000)
                                                           -------
Income available to common stockholders                   3,266,000         2,238,303       $1.46
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Effect of Dilutive Securities:
Stock Options                                                                 171,154
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $3,266,000         2,409,456       $1.36
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